                                                                  EXHIBIT (b)(2)

                               FIRST AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "First Amendment"), dated as of November 25, 1997, is entered into among KEVCO DELAWARE, INC., a Delaware corporation (the "Borrower"), the banks listed on the signature pages hereof (collectively, the "Lenders"), and NATIONSBANK OF TEXAS, N.A., as Administrative Lender (in said capacity, the "Administrative Lender").


     A. The Borrower, the Lenders and the Administrative Lender are parties to that certain Amended and Restated Credit Agreement, dated as of February 27, 1997 (the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meaning given to them in the Credit Agreement).

     B. As of October 21, 1997, Kevco, Inc., a Texas corporation (the "Parent"), SCC Acquisition Corp., an Indiana corporation and wholly-owned Subsidiary of the Parent ("SCC"), and Shelter Components Corporation, an Indiana corporation ("Shelter"), entered into an Agreement and Plan of Merger (the "Acquisition Agreement"), upon the terms and subject to the conditions of which the Parent will acquire all of the outstanding shares (the "Shelter Shares") of common stock of Shelter.

     C. In order to obtain a portion of the financing required to consummate the acquisition of the Shelter Shares, the Parent is issuing $105,000,000 principal amount of its Senior Subordinated Notes due 2007 ("Senior Subordinated Notes"), pursuant to that certain Indenture, among the Parent, certain Subsidiaries of the Parent (including the Borrower), and United States Trust Company of New York, as Trustee (the "Trustee").

     D. The proceeds from the issuance of the Senior Subordinated Notes, and certain other amounts (collectively, the "Escrowed Funds"), will be held by the Trustee in escrow pursuant to an Escrow Agreement between the Parent and the Trustee (the "Escrow Agreement"), and subject to the terms thereof, will be released to (i) the Parent when the Parent shall have purchased such number of Shelter Shares as constitutes on a fully-diluted basis at least a majority of the total number of outstanding shares of Shelter (the "Qualified Tender Offer Purchase"), or (ii) to the Trustee if, as of December 31, 1997, the conditions for release of the Escrowed Funds under the Escrow Agreement have not been satisfied, whereupon the Escrowed Funds shall be used to redeem the Senior Subordinated Notes.

     E. Contemporaneously with the Qualified Tender Offer Purchase, the Parent and the Borrower will refinance all indebtedness outstanding under the Credit Agreement pursuant to a Second Amended and Restated Credit Agreement, whereupon the Credit Agreement shall terminate and be of no further force and effect.

     F. A technical amendment to the Credit Agreement is necessary in order to permit the issuance of the Senior Subordinated Notes prior to the termination of the Credit Agreement.

     G. The Borrower, the Lenders and the Administrative Lender desire to amend the Credit Agreement to permit the issuance of the Senior Subordinated Notes prior to the termination of the Credit Agreement.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders and the Administrative Lender covenant and agree as follows:

     1.  AMENDMENTS TO CREDIT AGREEMENT.
         ------------------------------

     (a) Section 1.1 of the Credit Agreement shall be amended by adding the following defined terms thereto in proper alphabetical order:

         "Escrow Indebtedness" means the obligations of the Parent, the
          -------------------
     Borrower and its Subsidiaries in respect of the Senior Subordinated Notes so long as there are funds held by the Escrow Agent for the benefit of the Trustee and the holders of the Senior Subordinated Notes in respect of the Senior Subordinated Notes in an amount to fully satisfy such obligations.

         "Senior Subordinated Notes" means those certain Senior Subordinated
          -------------------------
     Notes of the Parent due 2007 in aggregate principal amount of $105,000,000.

         "Trustee" means United States Trust Company of New York, in its
          -------
     capacity as Trustee with respect to the Senior Subordinated Notes.

     (b) The definition of "Permitted Liens" set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting "and" after clause (g) thereof, (ii) deleting "." after clause (h) thereof and inserting "; and" in lieu thereof, and (iii) adding a new clause (i) thereto to read as follows:

         "(i) Liens on the proceeds of the Senior Subordinated Notes held in escrow by the Trustee pending distribution pursuant to the terms of such escrow."

     (c) Section 7.1 of the Credit Agreement is hereby amended by (i) deleting "and" after clause (g) thereof, (ii) relettering existing clause (h) thereof as clause (i), and (iii) adding a new clause (h) thereto to read as follows:

         "(h)  Escrow Indebtedness; and"

     (d) For purposes of calculation of financial covenants set forth in the Credit Agreement, Escrow Indebtedness will not be deemed to be Indebtedness.

     2.   REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its
          --------------------------------------------------------
execution and delivery hereof, the Borrower represents and warrants that,as of the date hereof and after giving effect to the amendments provided in the foregoing Section 1:

     (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date;

     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

     (c) the Borrower has full power and authority to execute, deliver and perform this First Amendment and the Credit Agreement, as amended by this First Amendment, the execution, delivery and performance of this First Amendment and the Credit Agreement, as amended by this First Amendment, have been duly authorized by all corporate action of the Borrower, and this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

     (d) neither the execution, delivery and performance of this First Amendment or the Credit Agreement, as amended by this First Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any law, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries or any of their respective property is subject; and

     (e) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other Person not already obtained, is required for the (i) execution, delivery or performance by the Borrower of this First Amendment and the Credit Agreement, as amended by this First Amendment or
(ii) the acknowledgement by the Parent and each Subsidiary of this First Amendment.

     3.  CONDITIONS OF EFFECTIVENESS.  The First Amendment shall be effective
         ---------------------------
as of November 25, 1997, subject to the following:

     (a) the Administrative Lender shall have received counterparts of this First Amendment executed by the Determining Lenders;

     (b) the Administrative Lender shall have received counterparts of this First Amendment executed by the Borrower and acknowledged by the Parent and each Subsidiary;

     (c) the representations and warranties set forth in Section 2 shall be true and correct; and

     (d) the Administrative Lender and the Lenders shall have received in form and substance satisfactory to the Administrative Lender and the Lenders, such other documents, certificates and instruments as the Lenders shall reasonably require.

     4.  PARENT ACKNOWLEDGEMENT.  By signing below, the Parent (i)
         ----------------------
acknowledges, consents and agrees to the execution by the Borrower of this First Amendment, (ii) acknowledges and agrees that its obligations in respect of its Parent Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Parent Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Parent Guaranty.

     5.  SUBSIDIARY ACKNOWLEDGEMENT.  By signing below, each Subsidiary (i)
         --------------------------
acknowledges, consents and agrees to the execution by the Borrower of this First Amendment, (ii) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Subsidiary Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

     6.  REFERENCE TO THE CREDIT AGREEMENT.
         ---------------------------------

     (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this First Amendment.

     (b) The Credit Agreement, as amended by this First Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     7.  COSTS, EXPENSES AND TAXES.  Borrower agrees to pay on demand all costs
         -------------------------
and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of the First Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Lender with respect thereto and with respect to advising Administrative Lender as to its rights and responsibilities under the Credit Agreement, as amended by this First Amendment).

     8.  EXECUTION IN COUNTERPARTS.  This First Amendment may be executed in
         -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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

     9.  GOVERNING LAW; BINDING EFFECT.  This First Amendment shall be governed
         -----------------------------
by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrower and each Lender and their respective successors and assigns.

     10. HEADINGS.  Section headings in this First Amendment are included
         --------
herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

     11. ENTIRE AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST
         ----------------
AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

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                  REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
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

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                    KEVCO DELAWARE, INC.



                                    By:  /s/ ELLIS McKINLEY, JR.
                                         -------------------------------------
                                         Name:  Ellis McKinley, Jr.
                                              --------------------------------
                                         Title: CFO, Vice President, Treasurer
                                               -------------------------------

                                    NATIONSBANK OF TEXAS, N.A., as
                                    Administrative Lender and as a Lender



                                    By:  /s/ TODD SHIPLEY
                                         ------------------------------------
                                         Name:  Todd Shipley
                                              -------------------------------
                                         Title: Senior Vice President
                                               ------------------------------

                                    GUARANTY FEDERAL BANK, F.S.B.



                                    By:  /s/ ROBERT S. HAYS
                                         -----------------------------------
                                         Name:  Robert S. Hays
                                              ------------------------------
                                         Title: V.P.
                                               -----------------------------

                                    THE SUMITOMO BANK, LIMITED



                                    By:  /s/ KIRK L. STITES
                                         ----------------------------------
                                         Name:  Kirk L. Stites
                                              -----------------------------
                                         Title: Vice President and Manager
                                               ----------------------------


                                    By:  /s/ JULIE SCHELL
                                         ----------------------------------
                                         Name:  Julie A. Schell
                                              -----------------------------
                                         Title: Vice President
                                               ----------------------------

                                    NATIONAL CITY BANK KENTUCKY



                                    By:  /s/ DON PULLEN
                                         -----------------------------------
                                         Name:  Don Pullen
                                              ------------------------------
                                         Title: V.P.
                                               -----------------------------

ACKNOWLEDGED AND AGREED:

KEVCO, INC.



By:  /s/ ELLIS McKINLEY, JR.
     -------------------------------------
     Name:  Ellis McKinley, Jr.
          --------------------------------
     Title: CFO, Vice President, Treasurer
           -------------------------------

SUNBELT WOOD COMPONENTS, INC.



By:  /s/ ELLIS McKINLEY, JR.
     -------------------------------------
     Name:  Ellis McKinley, Jr.
          --------------------------------
     Title: CFO, Vice President, Treasurer
           -------------------------------

BOWEN SUPPLY, INC.



By:  /s/ ELLIS McKINLEY, JR.
     -------------------------------------
     Name:  Ellis McKinley, Jr.
          --------------------------------
     Title: CFO, Vice President, Treasurer
           -------------------------------

CONSOLIDATED FOREST PRODUCTS, INC.



By:  /s/ ELLIS McKINLEY, JR.
     -------------------------------------
     Name:  Ellis McKinley, Jr.
          --------------------------------
     Title: CFO, Vice President, Treasurer
           -------------------------------

ENCORE INDUSTRIES, INC.



By:  /s/ ELLIS McKINLEY, JR.
     -------------------------------------
     Name:  Ellis McKinley, Jr.
          --------------------------------
     Title: CFO, Vice President, Treasurer
           -------------------------------